HARBIN ELECTRIC COMPLETES CLOSING OF “GOING PRIVATE” TRANSACTION

HARBIN, China, Nov. 3, 2011 – Harbin Electric, Inc. (“Harbin Electric” or the “Company”; NASDAQ: HRBN), a leading developer and manufacturer of a wide array of electric motors in the People’s Republic of China, today announced the completion of the closing of the merger contemplated by the Agreement and Plan of Merger, dated June 19, 2011, as amended, pursuant to which the Company became a wholly-owned subsidiary of Tech Full Electric Company Limited (“Tech Full Electric”), which is controlled by Mr. Tianfu Yang, the Company’s Chairman and Chief Executive Officer.

Harbin Electric’s shareholders immediately prior to the effective time of the merger are entitled to receive $24.00 in cash for each share of Harbin Electric common stock that they hold and will receive letters of transmittal with instructions on how to deliver their shares of common stock to the paying agent.  Shareholders who hold shares of Harbin Electric common stock through a bank or broker will not have to take any action to have their shares converted into cash, as such conversions will be handled by the bank or broker.

As a result of the merger, Harbin Electric is now a privately-held company.  As previously announced, trading of the Company’s common stock on the NASDAQ Global Select Market was suspended after the close of trading on November 1, 2011 and NASDAQ filed a notification of removal of listing and registration on Form 25 with the Securities and Exchange Commission (“SEC”) with respect to Harbin Electric's common stock.  The Company intends to deregister its common stock and to suspend its reporting obligations under the Securities Exchange Act of 1934, as amended, by promptly filing a Form 15 with the SEC.

Safe Harbor Statement
The actual results of Harbin Electric, Inc. could differ materially from those described in this press release. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in the Company’s periodic filings with the SEC, including the factors described in the section entitled “Risk Factors” in its annual report on Form 10-K/A for the year ended December 31, 2010, filed with the SEC on September 29, 2011. The Company does not undertake any obligation to update forward-looking statements contained in this press release. This press release contains forward-looking information about the Company that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negatives thereof, or comparable terminology, and include discussions of strategy, and statements about industry trends and the Company’s future performance, operations and products.

A number of the matters discussed herein that are not historical or current facts deal with potential future circumstances and developments, in particular, whether and when the transactions contemplated by the Merger Agreement will be consummated. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include: any conditions imposed on the parties in connection with consummation of the transactions described herein; adoption of the Merger Agreement by the Company’s shareholders; satisfaction of various other conditions to the closing of the transactions described herein; and the risks that are described from time to time in the Company’s reports filed with the SEC.

About Harbin Electric, Inc.
Harbin Electric, headquartered in Harbin, China, is a leading developer and manufacturer of a wide array of electric motors with a focus on innovative, customized, and value-added products. Its major product lines include industrial rotary motors, linear motors, and specialty micro-motors. The Company’s products are purchased by a broad range of domestic and international customers, including those involved in the energy industry, factory automation, food processing, packaging, transportation, automobile, medical devices, machinery and tool manufacturing, chemical, petrochemical, as well as in the metallurgical and mining industries. The Company operates four manufacturing facilities in China located in Xi’an, Weihai, Harbin, and Shanghai.

Harbin Electric has built a strong research and development capability by recruiting talent worldwide and through collaboration with top scientific institutions. The Company owns numerous patents in China and has developed award-winning products for its customers. Relying on its own proprietary technology, the Company developed an energy efficient linear motor driven oil pump, the first of its kind in the world, for the largest oil field in China. Its self-developed linear motor propulsion system is powering China’s first domestically-made linear-motor-driven metro train. As China continues to grow its industrial base, Harbin Electric aspires to be a leader in the industrialization and technology transformation of the Chinese manufacturing sector. To learn more about Harbin Electric, visit www.harbinelectric.com.

For inquiries, please contact:
Christy Shue
Harbin Electric, Inc.
Executive VP, Finance & Investor Relations
Tel:  +1-631-312-8612
Email: IR@HarbinElectric.com